SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
 (AMENDMENT NO. __)

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[ ] Soliciting Material Pursuant to (ss.) 240.14a 11(c) or (ss.) 240.14a 12
Eagle Series Trust
Registration Nos. 811-07470 and 033-57986
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URGENT – YOUR VOTE IS CRITICAL!

Dear Valued Eagle Family of Funds Shareholder:

You are a valued shareholder of the Eagle Family of Funds, and I sincerely apologize for reaching out to you multiple times over the past few months.  We are requesting your assistance on a very important vote.  The Eagle Family of Funds Special Shareholder Meeting previously adjourned to October 11, 2017 has been adjourned to October 30, 2017 to allow for additional solicitation of votes.   This proxy is important as it ensures the continued, efficient, successful management and operation of your Eagle Family of Funds.  Additionally, there are no material changes to fund expenses, the management of the funds, or the portfolio managers.

The Board of Trustees of the Eagle Family of Funds unanimously recommends a vote “FOR” the proposals. ISS Governance Services and Glass, Lewis & Co. LLC, two independent proxy advisory firms, have also issued favorable recommendations and recommend that shareholders vote in favor of these proposals. Of the shareholder votes received thus far, the votes have been overwhelmingly in favor.
Your vote is critical to helping us reach quorum and obtain the required vote.

The Eagle Family of Funds have made it very easy for you to vote.  Choose one of the following methods to vote:

●
Call a proxy voting specialist today at 1-855-928-4493.  Representatives are available weekdays from 9:00 a.m. to 10 p.m. ET.  Have your proxy card ready for the call.  You can also call the toll-free touchtone phone number located on your proxy card, enter the control number and follow the prompts.

●	Vote by Internet at www.proxyvote.com and enter the control number on your proxy card and follow the prompts.

●	Vote by mail by completing, signing and dating the enclosed proxy card and returning it in the pre-paid envelope provided in this package.

So that we may secure your vote, you may receive a call from a representative of our proxy solicitor.  We would greatly appreciate you voting your shares telephonically if you should receive such a call.  On behalf of the Board of Trustees of the Eagle Family of Funds, please accept my thanks for your participation in this important matter.

Sincerely,
 J. Cooper Abbott
President
Eagle Family of Funds

URGENT – YOUR VOTE IS CRITICAL!

Dear Valued Eagle Family of Funds Shareholder:

You are a valued shareholder of the Eagle Family of Funds, and I sincerely apologize for reaching out to you multiple times over the past few months.  We are requesting your assistance on a very important vote.  The Eagle Family of Funds Special Shareholder Meeting previously adjourned to October 11, 2017 has been adjourned to October 30, 2017.   This proxy is important as it ensures the continued, efficient, successful management and operation of your Eagle Family of Funds.  Additionally, there are no material changes to fund expenses, the management of the funds, or the portfolio managers.
The Board of Trustees of the Eagle Family of Funds unanimously recommends a vote “FOR” the proposals. ISS Governance Services and Glass, Lewis & Co. LLC, two independent proxy advisory firms, have also issued favorable recommendations and recommend that shareholders vote in favor of these proposals. Of the shareholder votes received thus far, the votes have been overwhelmingly in favor.

Your vote is critical to helping us reach quorum and obtain the required vote.
The Eagle Family of Funds have made it very easy for you to vote.  Choose one of the following:

●	Vote by touchtone telephone at 1-800-690-6903. Have your proxy card ready for the call, enter the control number and follow the prompts.

●	Vote by Internet at www.proxyvote.com and enter the control number on your proxy card and follow the prompts.

●	Vote by mail by completing, signing and dating the enclosed proxy card and returning it in the pre-paid envelope provided in this package.

On behalf of the Board of Trustees of the Eagle Family of Funds, please accept my thanks for your participation in this important matter.

Sincerely,
 J. Cooper Abbott
President
Eagle Family of Funds